Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E2open, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3366487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(650) 645-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Woodward

President and Chief Executive Officer

4100 East Third Avenue, Suite 400

Foster City, California 94404

(650) 645-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini Aaron J. Alter Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Scott H. Miller General Counsel 4100 East Third Avenue, Suite 400 Foster City, California 94404 (650) 645-6500	Richard A. Kline Bradley C. Weber Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 752-3100

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-193346

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	575,001	$25.00	$14,375,025	$1,851.50

(1)	Includes shares the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)	The registrant previously registered securities at an aggregate offering price not to exceed $123,635,072 on a Registration Statement on Form S-3 (File No. 333-193346), which was declared effective by the Securities and Exchange Commission on January 23, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $14,375,025 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-3, as amended (File No. 333-193346), originally filed by the Registrant on January 14, 2014, as amended (the “Prior Registration Statement”), and which the SEC declared effective on January 23, 2014.

This Registration Statement is being filed for the sole purpose of increasing by 575,001 shares the number of shares of common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on January 23, 2014.

E2OPEN, INC.

By:	/s/ Mark E. Woodward

Mark E. Woodward President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark E. Woodward Mark E. Woodward	Director, President and Chief Executive Officer (Principal Executive Officer)	January 23, 2014

/s/ Peter J. Maloney Peter J. Maloney	Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2014

* John B. Mumford	Chairman of the Board of Directors	January 23, 2014

* Carl Bass	Director	January 23, 2014

* Bernard F. Mathaisel	Director	January 23, 2014

* Nicholas G. Moore	Director	January 23, 2014

* Patrick J. O’Malley, III	Director	January 23, 2014

* Stephen M. Ward, Jr.	Director	January 23, 2014

*By:	/s/ Peter J. Maloney
Attorney-in-Fact

The Power of Attorney granted by each director was filed as an exhibit to the Prior Registration Statement.

EXHIBIT INDEX

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Deloitte & Touche GmbH, Independent Auditors.

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1+	Power of Attorney.

*	Filed herewith.
+	Incorporated by reference from the Prior Registration Statement.